Unknown;















                            MFS MUNICIPAL INCOME TRUST

      AMENDED AND RESTATED STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND
                                    PREFERENCES
                  OF VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES

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                                TABLE OF CONTENTS

                                                                           PAGE
                                                           1       DEFINITIONS 1
1.1..........Definitions1
1.2   Interpretation12
2TERMS APPLICABLE TO ALL SERIES OF VARIABLE RATE MUNICIPAL
........TERM PREFERRED SHARES.................................................12
2.1..........Number of Shares; Ranking12
2.2   Dividends and Distributions13
2.3   Liquidation Rights17
2.4   Coverage & Leverage Tests18
2.5   Redemption  20
2.6   Voting Rights26
2.7   Rating Agencies   30
2.8   Issuance of Additional Preferred Shares31
2.9   Status of Redeemed or Repurchased VMTP Shares31
2.10  Distributions with Respect to Taxable Allocations31
2.11  Term Redemption Liquidity Account and Liquidity Requirement32
2.12  Global Shares34
2.13  Notice34
2.14  Termination 34
2.15  Appendices  34
2.16  Actions on Other than Business Days35
2.17  Modification35
2.18  Transfers   35

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2.19.........No Additional Rights............................................36
2.20.........Personal Liability36















































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                            MFS MUNICIPAL INCOME TRUST

   STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF THE VARIABLE
     RATE MUNICIPAL TERM PREFERRED SHARES, DATED AS OF SEPTEMBER 17, 2012, AS
                              AMENDED MARCH 24, 2016

       MFS Municipal Income Trust (the "Trust"), a Massachusetts business trust, certifies that:

                                     RECITALS

       FIRST:  The Board of Trustees of the Trust is authorized pursuant to
 Article III, Section 1 of the Trust's Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the "Declaration"), to authorize for issuance shares of the Trust in one or more classes and series, with such preferences, powers, restrictions, limitations or qualifications as determined by the Board of Trustees and as set forth in the resolution or resolutions providing for the issuance of such shares.

       SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article III, Section 1 of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of a class of preferred shares of the Trust, without par value and a liquidation preference of U.S. $25,000 per share, such shares to be classified as Variable Rate Municipal Term Preferred Shares ("VMTP"), and such VMTP to be issued in one or more series (each such series, a "Series").

       THIRD: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each Series of VMTP are set forth in this Statement, as modified, amended or supplemented in an appendix hereto (each an "Appendix" and collectively the "Appendices") specifically relating to such Series (each such Series being referred to herein as a "Series of VMTP Shares," "VMTP Shares of a Series" or a "Series," and shares of all such Series being referred to herein individually as a "VMTP Share" and collectively as the "VMTP Shares").

                                   DEFINITIONS

1.1 Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:


 statute.
"1940 Act" means the Investment Company Act of 1940, as amended, or any successor

       "1940 Act Asset Coverage" means "asset coverage," as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all outstanding VMTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).
       "Additional Amount Payment" means, in respect of any dividend, a payment to a Holder of VMTP Shares of an amount which, giving effect to the Taxable Allocation included in such dividend, if any, would cause such Holder's after-tax returns (after federal income tax consequences, taking into account both the Taxable Allocation and the Additional Amount Payment) to be equal to the after-tax return such Holder would have received if the dividend had not included any such Taxable Allocation. Such Additional Amount Payment shall be calculated
(i)without consideration being given to the time value of money; (ii) assuming that no Holder of VMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable in the hands of each Holder of VMTP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes and the phase-out of, or provisions limiting, personal exemptions, itemized deductions, or the benefit of lower tax brackets.

       "Adviser" means Massachusetts Financial Services Company, or such other entity as shall be then serving as the investment adviser of the Trust, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.

       "Agent Member" means a Person with an account at the Securities Depository that holds one or more VMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Redemption and Paying Agent with respect to such Designated Owner.

       "Allocation Notification Period" shall have the meaning set forth in
       Section 2.10(a).

       "Appendices" and "Appendix" shall have the respective meanings set forth in the Recitals of this Statement.

       "Applicable Spread" means, with respect to any Rate Period for the Series 2019/3 VMTP Shares, the percentage per annum set forth in the table directly below opposite the lowest applicable credit rating assigned to such Series by any Rating Agency on the Rate Determination Date for such Rate Period; provided, however, that, if such Series of VMTP Shares is not assigned a credit rating by any Rating Agency on the Rate Determination Date for any Rate Period for such Series of VMTP Shares as a result of each NRSRO that would otherwise constitute a Rating Agency ceasing to rate tax-exempt closed-end investment companies generally, "Applicable Spread" means, with respect to such Rate Period, (i) the percentage per annum in such table directly below the percentage per annum set forth opposite the lowest applicable credit rating most recently assigned to such Series by any Rating Agency in such table prior to such Rate Determination Date or (ii) 6.25% per annum if such percentage set forth opposite such lowest applicable credit rating is 2.95% per annum.

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

*---------------------
||LONG-TERM RATINGS*||
*---------------------
*------------------------------------------------------
||    Moody's     |   Fitch    |   Applicable Spread**|
*------------------------------------------------------
||      Aaa to Aa3|  AAA to AA-|        1.15%         |
*------------------------------------------------------
||       A1       |     A+     |        1.35%         |
*------------------------------------------------------
||       A2       |     A      |        1.55%         |
*------------------------------------------------------
||       A3       |     A-     |        1.75%         |
*------------------------------------------------------
||      Baa1      |    BBB+    |        2.65%         |
*------------------------------------------------------
||      Baa2      |    BBB     |        2.80%         |
*------------------------------------------------------
||      Baa3      |    BBB-    |        2.95%         |
*------------------------------------------------------

 *And/or the equivalent long-term rating of an Other Rating Agency then rating the Series 2019/3 VMTP Shares, in all cases utilizing the lowest of the ratings of the Rating Agencies then rating the Series 2019/3 VMTP Shares.

 **Unless an Increased Rate Period is in effect for the relevant Rate Period or the Increased Rate otherwise applies to any portion of a Rate Period, in which case the Applicable Spread shall be 6.25% for such period or portion thereof, as the case may be.


       "Asset Coverage" means "asset coverage," as defined for purposes of
 Section 18(h) of the 1940 Act as in effect on the date hereof, with respect to all Outstanding senior securities of the Trust which are stock, including all Outstanding VMTP Shares, determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

       "Asset Coverage Cure Date" means, with respect to the failure by the Trust to maintain Asset Coverage of at least 225% as of the close of business on a Business Day (as required by Section 2.4(a)), the date that is seven (7) Business Days following such Business Day.

       "Below Investment Grade" means, with respect to any Series of VMTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i)             lower than BBB-, in the case of Fitch;

(ii)            lower than Baa3, in the case of Moody's; and

(iii) lower than an equivalent long-term credit rating to those set forth in clauses (i) and (ii), in the case of any Other Rating Agency.

       "Board of Trustees" means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

<6><7>

       "Business Day" means any day other than a day (i) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (ii) on which the New York Stock Exchange is closed.

       "By-Laws" means the By-Laws of the Trust as amended from time to time.

       "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

       "Common Shares" means the common shares of beneficial interest of the Trust.

       "Conditional Acceptance" shall have the meaning set forth in Section 2.5(a).

       "Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

       "Custodian Agreement" means, with respect to any Series, the custodian agreement by and between the Custodian and the Trust with respect to such Series, as amended from time to time.

       "Date of Original Issue" means, with respect to any Series, the date specified as the Date of Original Issue for such Series in the Appendix for such Series.

       "Declaration" shall have the meaning set forth in the Recitals of this Statement.

       "Default" shall mean a Dividend Default or a Redemption Default.

       "Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either
 (i) is a demand obligation payable to the holder thereof on any Business Day or
 (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit
 Security:

(1)    cash or any cash equivalent;

(2)    any U.S. Government Obligation;

(3) any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations (or such rating's future equivalent), including any such fixed or variable Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4) any Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof;

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

(5) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, including, without limitation, the MFS Institutional Money Market Portfolio; or

(6) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of this Statement (or such rating's future equivalent).

       "Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures, interest rate futures or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any obligations or liabilities under any Master Agreement.

       "Derivative Termination Value" means, in respect of any one or more Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative Contracts (which may include the Initial Purchaser or an affiliate of the Initial Purchaser).

       "Designated Owner" means a Person in whose name VMTP Shares of any Series are recorded as beneficial owner of such VMTP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

       "Dividend Default" shall have the meaning set forth in Section 2.2(g)(i).

       "Dividend Payment Date" means, with respect to any Series, the first Business Day of each calendar month that any shares of such Series are outstanding unless otherwise provided in the Appendix relating to such Series with respect to the applicable initial Dividend Payment Date for such Series.

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

       "Dividend Period" means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix for such Series.

       "Dividend Rate" means, with respect to any Rate Period for a Series of VMTP Shares, the Index Rate for such Rate Period plus the Applicable Spread for such Rate Period, and, as applicable, giving effect to the adjustment described in Section 2.10; provided, however, that with respect to any Increased Rate Period (or any portion of a Rate Period to which the Increased Rate otherwise applies), the Dividend Rate shall mean the Increased Rate for such Increased Rate Period (or such portion of a Rate Period); and provided further that the Dividend Rate (exclusive of any Additional Amount Payment) for any Rate Period (or portion thereof) shall in no event exceed the Maximum Rate.

       "Effective Leverage Ratio" shall have the meaning set forth in Section 2.4(d).

       "Effective Leverage Ratio Cure Date" shall have the meaning set forth in
 Section 2.5(b)(ii)(A).

       "Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other operative method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Redemption and Paying Agent Agreement and the Custodian Agreement, respectively.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

       "Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority owned subsidiary of Fimalac, S.A., and any successor or successors thereto.

       "Holder" means, with respect to the VMTP Shares of any Series or any other security issued by the Trust, a Person in whose name such security is registered as the recordholder in the registration books of the Trust.

       "Increased Rate" means, with respect to any Increased Rate Period for a Series of VMTP Shares (or any portion of a Rate Period to which the Increased Rate otherwise applies), the Index Rate for such Rate Period (or portion thereof) plus an Applicable Spread of 6.25%.

       "Increased Rate Period" shall have the meaning set forth in Section 2.2(g)(i).

       "Index Rate" means, with respect to any Rate Period for a Series of VMTP Shares, the SIFMA Municipal Swap Index made available by 3:00 p.m., New York City time, on the Rate Determination Date for such Rate Period.

       "Initial Purchaser" means Citibank, N.A.

<12><13>

       "Initial Rate Period" means, with respect to the VMTP Shares of any Series, the period commencing on and including the Date of Original Issue thereof and ending on, and including, the next succeeding calendar day that is a Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day).

       "Initial Series" means the initial Series of VMTP Shares issued pursuant to this Statement as set forth in Appendix A attached hereto.

       "Initial Series Majority Holder" means, with respect to the Initial Series, Designated Owners of more than 50% of the number of Outstanding VMTP Shares of such Series.

       "Liquidation Preference" means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix for such Series.

       "Liquidity Account Initial Date" means, with respect to any Series, the date designated as the Liquidity Account Initial Date in the Appendix for such Series.

       "Liquidity Account Investments" means (i) Deposit Securities or (ii) any other security or investment owned by the Trust that is assigned a long-term credit rating not less than A3 by Moody's or A- by Fitch or an equivalent rating by any other NRSRO (or any such rating's future equivalent) and is not assigned a credit rating lower than any such rating by any of Moody's, Fitch or other NRSRO then rating such security or investment.

       "Liquidity Requirement" shall have the meaning set forth in Section 2.11(b).

       "Mandatory Redemption Price" shall have the meaning set forth in Section 2.5(b)(i)(A).

        "Market Value" of any asset of the Trust means, for securities for which market quotations are readily available, the market value thereof provided by an independent third-party pricing service designated from time to time by the Board of Trustees, which pricing service shall be Interactive Data Evaluation Services (or any successor thereto), Standard & Poor's (or any successor thereto) or another independent third-party pricing service broadly recognized in the tax-exempt fund market; provided, that, if Citibank, N.A. is the Designated Owner of more than 50% of the number of Outstanding Series 2019/3 VMTP Shares, the Trust will provide notice of such other third-party pricing service to Citibank, N.A. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the quoted bid price or the yield equivalent when quotations are readily available. Securities for which market quotations are not readily available are valued at fair value as determined by the pricing service or, in the case of good faith disputes on the part of the Board of Trustees as to the fair value of such securities, the Board of Trustees may determine the fair value thereof in accordance with the Trust's valuation policies and procedures. Fair valuations will typically be provided by the pricing service using methods that include, without limitation, consideration of: yields or prices of Municipal Obligations of comparable quality, type of issue, coupon, maturity and rating; state of issuance; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

       "Maximum Rate" means 15.00% per annum.

<14><15>

       "Moody's" means Moody's Investors Service, Inc. and any successor or successors thereto.

       "Municipal Obligation" means any "Municipal Instrument" as defined in the Trust's registration statement on Form N-2 as filed with the Securities and Exchange Commission on August 6, 2008 (the "Registration Statement").

       "Notice of Redemption" shall have the meaning set forth in Section
       2.5(d).

       "Notice of Taxable Allocation" shall have the meaning set forth in
       Section 2.10(a).

       "NRSRO" means (a) each of Fitch, Moody's, and Standard and Poor's Ratings Services so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust.

       "Optional Redemption Date" shall have the meaning set forth in Section 2.5(c)(i).

       "Optional Redemption Price" shall have the meaning set forth in Section 2.5(c)(i).

       "Other Rating Agency" means, at any time, each Rating Agency, if any, other than Moody's or Fitch then providing a rating for the VMTP Shares pursuant to the request of the Trust.

       "Outstanding" means, as of any date with respect to VMTP Shares of any Series, the number of VMTP Shares of such Series theretofore issued by the Trust except (without duplication):

(a) any VMTP Shares of such Series theretofore cancelled or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption in accordance with the terms hereof;

(b) any VMTP Shares of such Series as to which the Trust shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent Deposit Securities with an aggregate Market Value sufficient to redeem such shares in accordance with the applicable subsection of Section 2.5 hereof;

(c) any VMTP Shares of such Series as to which the Trust shall be the Holder or the Designated Owner; and

(d) any VMTP Shares of such Series represented by any security certificate in lieu of which any new security certificate has been executed and delivered by the Trust.

       "Person" means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

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

       "Preferred Shares" means the preferred shares of the Trust, and includes the VMTP Shares and any other shares of beneficial interest hereafter authorized and issued by the Trust of a class having priority over any other class as to distribution of assets or payments of dividends.

       "Pro Rata Allocation" has the meaning set forth in Section 2.5(b)(i)(A).

       "Purchase Agreement" means (i) with respect to the Initial Series, the VMTP Purchase Agreement dated as of September 17, 2012 between the Trust and Citibank, N.A.; (ii) with respect to Variable Rate Municipal Term Preferred Shares Series 2019/3 issued pursuant to this Statement as set forth in Appendix B attached hereto, the Purchase Agreement dated as of March 24, 2016 between the Trust and Citibank, N.A.; and (iii) with respect to any subsequent Series of VMTP Shares, the purchase agreement or other similar agreement for the VMTP Shares of such Series (if any) specified in the Appendix for such Series.

       "Rate Determination Date" means, with respect to the Initial Rate Period for any Series of VMTP Shares, the Business Day immediately preceding the Date of Original Issue of such Series and, with respect to any Subsequent Rate Period for any Series of VMTP Shares, the last day of the immediately preceding Rate Period for such Series.

       "Rate Period" means, with respect to any Series of VMTP Shares, the Initial Rate Period and any Subsequent Rate Period of the VMTP Shares of such Series.

       "Rating Agencies" means, as of any date and in respect of a Series of VMTP Shares, (i) each of Moody's and Fitch and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.7, in each case above, only if it maintains a current credit rating for the VMTP Shares of such Series on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.7. Moody's and Fitch have initially been designated as the Rating Agencies for purposes of the VMTP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of VMTP Shares and such Rating Agency has been replaced by another Rating Agency in accordance with Section 2.7, any references to any credit rating of such replaced Rating Agency in this Statement or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Rating Agency published credit ratings for such Series of VMTP Shares or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition. In the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of any Series of VMTP Shares is terminated in accordance with Section 2.7, any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement or the Appendix for such Series, shall be disregarded, and only the credit ratings of the then-designated Rating Agencies for such Series shall be taken into account for purposes of this Statement and such Appendix, provided that, for purposes of determining the Dividend Rate applicable to a Rate Period, any designation of a

<18><19>

 Rating Agency after the Rate Determination Date for such Rate Period will take effect on or as of the next succeeding Rate Determination Date.

       "Rating Agency Guidelines" means the guidelines of any Rating Agency, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to a Series of VMTP Shares for so long as such Series is Outstanding.

       "Ratings Event" shall have the meaning set forth in Section 2.2(g)(i).

        "Redemption and Paying Agent" means, with respect to any Series, The Bank of New York Mellon and its successors or any other redemption and paying agent appointed by the Trust with respect to such Series.

       "Redemption and Paying Agent Agreement" means, with respect to any Series, the Redemption and Paying Agent Agreement dated as of March 24, 2016, by and among the Redemption and Paying Agent, the Trust and certain other Persons, as the same may be amended, restated or modified from time to time, or any similar agreement between the Trust and any other redemption and paying agent appointed by the Trust.

       "Redemption Date" shall have the meaning set forth in Section 2.5(d)(i).

       "Redemption Default" shall have the meaning set forth in Section
       2.2(g)(i).

       "Redemption Price" shall mean the Term Redemption Price, the Mandatory Redemption Price or the Optional Redemption Price, as applicable.

       "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

       "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository as set forth in this Statement with respect to the VMTP Shares.

       "Series" and "Series of VMTP Shares" shall have the meanings set forth in the Recitals of this Statement.

       "SIFMA Municipal Swap Index" means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven- day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that, if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor's Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Trust.

<20><21>

       "Statement" means this Statement Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares, as it may be amended from time to time in accordance with its terms.

       "Subsequent Rate Period" means, with respect to any Series of VMTP Shares, the period from, and including, the first day following the Initial Rate Period of such Series to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day) and each subsequent period from, and including, the first day following the end of the previous Subsequent Rate Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day).

       "Tax Event" shall have the meaning set forth in Section 2.2(g)(i).

       "Taxable Allocation" means, with respect to any Series, the amount, if any, to be included in a dividend payable in respect of such Series that constitutes net capital gain or other income taxable for regular U.S. federal income tax purposes.

       "Term Extension Request" shall have the meaning set forth in Section 2.5(a).

       "Term Redemption Amount" shall have the meaning set forth in Section 2.11(a).

       "Term Redemption Date" means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix for such Series.

       "Term Redemption Liquidity Account" shall have the meaning set forth in
 Section 2.11(a).

       "Term Redemption Price" shall have the meaning set forth in Section
       2.5(a).

       "Trust" shall have the meaning set forth in the Preamble to this Statement.

       "U.S. Government Obligations" means "Government securities" (as defined by the 1940 Act) that are direct obligations of the United States or of its agencies or instrumentalities, that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

       "VMTP" shall have the meaning set forth in the Recitals of this Statement.

       "VMTP Shares" shall have the meaning set forth in the Recitals of this Statement.

       "VMTP Shares of a Series" shall have the meaning set forth in the Recitals of this Statement.

       "Voting Period" shall have the meaning set forth in Section 2.6(b)(i).

       With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in

<22><23>
 the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

1.2 Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Statement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Statement as a whole and not to any particular Article, Section or clause of this Statement. References herein to the "close of business" on any day shall mean 5:00 p.m., New York City time, on such day.

                     TERMS APPLICABLE TO ALL SERIES OF VARIABLE RATE MUNICIPAL
            TERM PREFERRED SHARES

       Except for such changes and amendments hereto with respect to a Series of VMTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of VMTP Shares shall have the following terms:

2.1    Number of Shares; Ranking.

(a) The number of authorized shares constituting any Series of VMTP Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional VMTP Shares shall be issued.

(b) The VMTP Shares of each Series shall rank on a parity with VMTP Shares of each other Series and with shares of any other series of Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust. The VMTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust over the Common Shares as set forth herein.

(c) No Holder of VMTP Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any VMTP Shares or Common Shares or other securities of the Trust which it may hereafter issue or sell.

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

2.2    Dividends and Distributions.

(a) The Holders of VMTP Shares of a Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement, and applicable law, and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, including giving effect to Section 2.10, and no more. No Holders of VMTP Shares shall be entitled to receive any dividends and other distributions on VMTP Shares, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions, as herein provided; provided, however, for the avoidance of doubt, the applicable Holder or Designated Owner is entitled to receive additional fees pursuant to Section 2.4 of the Purchase Agreement. Dividends and other distributions on the VMTP Shares of a Series shall accumulate from the Date of Original Issue with respect to such Series. The amount of dividends per share payable on VMTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period, provided such dividends have been declared by, or under authority granted by, the Board of Trustees as described above. The amount of dividends per share of a Series accumulated for each such Rate Period (or part thereof) shall be computed by
 (i) multiplying the Dividend Rate in effect for VMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the actual number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year in which such Rate Period (or such part thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for a VMTP Share of such Series.

(b) Subject to Section 2.2(a), dividends on VMTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Trust at the close of business on each day in such Dividend Period and shall be paid as provided in Section 2.2(f) hereof.

(c) (i) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the VMTP Shares for any Dividend Period unless full cumulative dividends have been or contemporaneously are declared and paid on the VMTP Shares through their most recent Dividend Payment Date and the Trust has redeemed the full number of VMTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto. When dividends are not paid in full upon the VMTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the VMTP Shares through their most recent respective dividend payment dates, all dividends declared upon the VMTP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the VMTP Shares shall be declared pro rata so that the amount of
 dividends declared per share on the VMTP Shares   and such other class or
 series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the VMTP Shares and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the

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
 amount of dividends declared per share of VMTP shall be based on the Dividend Rate for such shares for the Dividend Periods during which dividends were not paid in full).

                   (ii) For so long as any VMTP Shares are Outstanding, the Trust shall not:
 (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common Shares, (y) call for redemption or redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Trust in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Trust shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions (including any Additional Amount Payment required to be paid under Section 2.10 hereof) on all VMTP Shares and all cumulative dividends and other distributions (including any tax gross-up payment required to be paid) on all other series of Preferred Shares ranking on a parity with the VMTP Shares, in each case due on or prior to the date of such declaration, payment, call for redemption, redemption, purchase or acquisition, as applicable, shall have been declared and paid (or shall have been declared and Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in accordance with the terms of such other Preferred Shares) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares), (C) the Trust shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.5(d)(ii) hereof with respect to Outstanding VMTP Shares of any Series to be redeemed pursuant to Section 2.5(a) or Section 2.5(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of such declaration, payment, call for redemption, redemption, purchase or acquisition, as applicable, and (D) the Trust shall be in compliance with Section 2.11.

                   (iii) Any dividend payment made on VMTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and other distributions have not been paid.

(d) Not later than 11:00 a.m., New York City time, on a Dividend Payment Date for a Series of VMTP Shares, the Trust shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions that are payable on such Dividend Payment Date in respect of such Series. The Trust may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(e) All Deposit Securities deposited with the Redemption and Paying Agent for the payment of dividends payable on a Series of VMTP Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such

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
 moneys while so held, will, to the extent permitted by law, be repaid to the Trust as soon as possible after the date on which such moneys were to have been so applied, upon request of the Trust.

(f) Dividends on VMTP Shares of a Series shall be paid on each Dividend Payment Date for such Series, when, as and if declared by the Board of Trustees, or under authority granted by, out of funds legally available therefor under applicable law, and pursuant to Sections 2.2(a) and (b) hereof, to the Holders of shares of such Series as their names appear on the registration books of the Trust at the close of business on the day immediately preceding such Dividend Payment Date (or, if such day is not a Business Day, the immediately preceding Business Day). Dividends in arrears on VMTP Shares of a Series for any past Dividend Period may be declared and paid at any time out of the funds legally available therefor under applicable law, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Trust on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on VMTP Shares of any Series which may be in arrears.

(g) (i) The Dividend Rate on a Series of VMTP Shares shall be adjusted to the Increased Rate for each Increased Rate Period (as hereinafter defined). Subject to the cure provisions of Section 2.2(g)(iii), a Rate Period with respect to a Series of VMTP Shares shall be deemed to be an "Increased Rate Period" if on the first day of such Rate Period:

(A) the Trust has failed to deposit with the Redemption and Paying Agent by 11:00 a.m., New York City time, on a Dividend Payment Date for such Series, Deposit Securities (as a result of complying with Section 2.2(c) or otherwise) that will provide same-day funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a "Dividend Default") and such Dividend Default has not ended as contemplated by Section 2.2(g)(ii) on or prior to such first day;

(B) the Trust has failed to deposit with the Redemption and Paying Agent by 11:00 a.m., New York City time, on an applicable Redemption Date for such Series, Deposit Securities that will provide same-day funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a "Redemption Default") and such Redemption Default has not ended as contemplated by Section 2.2(g)(ii) on or prior to such first day;

(C) (i) any Rating Agency has withdrawn the credit rating required to be maintained with respect to such Series pursuant to Section 2.7 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally or
(ii)the Board of Trustees has terminated the designation of a Rating Agency without complying with the requirements of Section 2.7 and, in the case of clause (i) above, such withdrawal is continuing and, in the case of clause (ii) above, the VMTP Shares of such Series are not then rated by at least two Rating Agencies or the Trust is not then in compliance with the Rating Agency Guidelines of such Rating Agencies;

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

(D) a Ratings Event (as defined below) has occurred and is continuing with respect to such Series;

(E) the Trust or the Internal Revenue Service has made a determination that for federal tax purposes such Series of VMTP Shares are not equity in a regulated investment company for federal income tax purposes (a "Tax Event") and such determination has not been reversed, revoked or rescinded;

(F) the Trust has failed, on or before the applicable Asset Coverage Cure Date, to cure a failure to maintain Asset Coverage as required by
 Section 2.4(a) and such failure to achieve the required Asset Coverage is continuing, provided that, to the extent the Trust seeks to achieve the required Asset Coverage through the redemption of VMTP Shares and/or of other Preferred Shares, compliance with the Asset Coverage requirements of Section 2.4(a) will not be deemed achieved until the Trust has deposited Deposit Securities (in the case of the VMTP Shares) and/or other funds or securities (in accordance with the terms of any other Preferred Shares) sufficient to pay in same day funds the full redemption price for such VMTP Shares or other Preferred Shares (or the portion thereof to be redeemed) in trust with the paying agent for such VMTP Shares or other Preferred Shares and the requisite notice of redemption for such VMTP Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given;

(G) the Trust has failed, on or before the applicable Effective Leverage Ratio Cure Date, to cure a failure to maintain the Effective Leverage Ratio as required by Section 2.4(c) and such failure to achieve the required Effective Leverage Ratio is continuing, provided that, to the extent the Trust seeks to achieve the required Effective Leverage Ratio through the redemption of VMTP Shares and/or of other Preferred Shares, compliance with the Effective Leverage Ratio requirements of Section 2.4(c) will not be deemed achieved until the Trust has issued a notice of redemption for such VMTP Shares and/or other Preferred Shares (or the portion thereof to be redeemed) and the Trust has delivered sufficient Deposit Securities (in the case of VMTP Shares) or sufficient securities or funds (in accordance with the terms of any other senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities;

(H) the Trust has included a Taxable Allocation in a dividend but has failed to pay when due the full amount of the corresponding Additional Amount Payment pursuant to Section 2.10(a) or Section 2.10(b), as applicable, and such failure continues for the entire duration of such Rate Period. Notwithstanding the failure of an Increased Rate Period to commence because the full amount of an Additional Amount Payment, due pursuant to Section 2.10, is made after it is due but before the end of such Rate Period, the Increased Rate will be applied for the portion of such Rate Period preceding the actual date such Additional Amount Payment is made; or

(I) the Trust has failed to declare dividends to the Holders of the VMTP Shares of such Series out of funds legally available therefor in accordance with Section 2.2(b) and such failure is continuing.

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

 A "Ratings Event" shall be deemed to exist with respect to any Series of VMTP Shares at any time such VMTP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment Grade.

 For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Trust to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder.

(ii) Subject to the cure provisions of Section 2.2(g)(iii), a Dividend Default or a Redemption Default on a Series of VMTP Shares shall end on the Business Day on which, by 11:00 a.m., New York City time, Deposit Securities that will provide an aggregate amount of same-day funds on such date equal to all accumulated but unpaid dividends on such Series or the entire unpaid Redemption Price on such Series, respectively, shall have been deposited irrevocably in trust with the Redemption and Paying Agent.

(iii) No Increased Rate Period for a Series of VMTP Shares shall be deemed to have commenced as a result of any Dividend Default or Redemption Default on such Series if (x) such Default is not solely due to the willful failure to deposit Deposit Securities by the Trust in a circumstance where such Deposit Securities were available to the Trust to be deposited and (y) the amount of any dividend or any Redemption Price due in respect of such Series, as applicable, is deposited irrevocably in trust, in same-day funds, with the Redemption and Paying Agent by 11:00 a.m., New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for such Series with respect to which such Dividend Default or Redemption Default occurred, together with an amount equal to the Increased Rate on such Series based on the period of any such non-payment of dividends or Redemption Price in respect of such Series, determined as provided in Section 2.2(a). For the avoidance of doubt, the Increased Rate will be applied for the applicable portion of a Rate Period as described in the immediately preceding sentence notwithstanding that an Increased Rate Period shall be deemed not to have commenced as a result of the Trust satisfying the conditions set forth in clauses (x) and (y) above.

2.3    Liquidation Rights.

(a) The VMTP Shares shall rank on parity with each other, with shares of any other Series of VMTP Shares and with shares of any other class or series of Preferred Shares as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

(b) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of VMTP Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after satisfying claims of creditors (including any Holder or Designated Owner in the capacity of a creditor) but before any distribution or payment shall be made in respect of the Common Shares or on any other class of shares of the Trust ranking junior to VMTP Shares upon dissolution, liquidation or winding up, a liquidation distribution equal to the Liquidation Preference for such VMTP Shares, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but excluding) the date of the final distribution in respect of VMTP Shares in same-day funds, together with any payments required to be made pursuant to Section 2.10 in

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
 connection with the liquidation of the Trust. After the payment to the Holders of VMTP Shares of the full preferential amounts provided for in this subparagraph (b), the Holders of VMTP Shares shall have no right or claim to any of the remaining assets of the Trust.

(c) In the event the assets of the Trust available for distribution to the Holders of VMTP Shares upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 2.3(b) above, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with VMTP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VMTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up. In connection with any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding VMTP Share plus accumulated and unpaid dividends on such shares as provided in Section 2.3(b) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Trust will be made by the Trust in respect of, the Common Shares or any other class of shares of the Trust ranking junior to VMTP Shares upon dissolution, liquidation or winding up.

(d) Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other trust, corporation or other entity nor the merger or consolidation of any trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4    Coverage & Leverage Tests.

(a) Asset Coverage Requirement. For so long as any VMTP Shares of any Series are Outstanding, the Trust shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Trust shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(i) shall apply, which provisions to the extent complied with, along with the payment of any applicable Increased Rate, shall constitute the sole remedy for the Trust's failure to comply with the provisions of this Section 2.4(a).

(b) Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no VMTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, Deposit Securities (in the case of the VMTP Shares) and/or other funds or securities (in accordance with the terms of such other Preferred Shares) sufficient to pay in same day funds the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for such Series or other Preferred Shares and the requisite notice of redemption for such Series or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or such other sufficient securities or funds that

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
 shall have been so deposited with the applicable paying agent shall not be included as assets of the Trust for purposes of such computation.

(c) Effective Leverage Ratio Requirement. For so long as VMTP Shares of any Series are Outstanding, the Effective Leverage Ratio shall not exceed 45% (or 46% solely by reason of fluctuations in the market value of the Trust's portfolio securities) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(ii) shall apply, which provisions to the extent complied with, along with the payment of any applicable Increased Rate, shall constitute the sole remedy for the Trust's failure to comply with the provisions of this Section 2.4(c).

(d) Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the "Effective Leverage Ratio" on any date as of the time of determination shall mean the quotient of:

(i) The sum of (A) the aggregate liquidation preference of the Trust's "senior securities" (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff) that are stock for purposes of the 1940 Act, plus any accumulated but unpaid dividends thereon, excluding, without duplication,
 (1) any such senior securities for which the Trust has issued a notice of redemption and either has delivered sufficient Deposit Securities (in the case of VMTP Shares) or sufficient securities or funds (in accordance with the terms of any other such senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities or otherwise has adequate Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in the case of any other such senior securities) on hand for the purpose of such redemption and (2) any such senior securities that are to be redeemed with net proceeds from the issuance and sale of the VMTP
 Shares, for which the Trust has delivered sufficient Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in accordance with the terms of such other senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities or otherwise has adequate Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in the case of any other such senior securities) on hand for the purpose of such redemption; (B) the aggregate principal amount of the Trust's outstanding "senior securities representing indebtedness" (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff), plus any accrued but unpaid interest thereon; and (C) the aggregate principal amount of floating rate trust certificates corresponding to any associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust); divided by

(ii) The sum of (A) the Market Value of the Trust's total assets (including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or securities or funds referred to in clauses
 (A)(1) and A(2) of Section 2.4(d)(i) above), less the amount of the Trust's accrued liabilities (which accrued liabilities shall include net obligations of the Trust under each Derivative Contract in an amount equal to the

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
 Derivative Termination Value thereof payable by the Trust to the related counterparty) other than liabilities for the aggregate principal amount of the Trust's outstanding "senior securities representing indebtedness" (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff) and (B) to the extent not included in clause (A) above, the aggregate principal amount of floating rate trust certificates corresponding to any associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust).

2.5 Redemption. Each Series of VMTP Shares shall be subject to redemption by the Trust as provided below:

(a) Term Redemption. The Trust shall redeem all VMTP Shares of a Series on the Term Redemption Date for such Series, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(d)(vi)) (the "Term Redemption Price"); provided, however, that the Trust shall have the right, exercisable not more than 180 days nor less than 60 days prior to the Term Redemption Date, to request that the Holders of 100% of the Outstanding VMTP Shares of the Series extend the term of the Term Redemption Date for such Series by an additional 364-day period (the "Term Extension Request"), which request may be conditioned upon terms and conditions that are different from the terms and conditions herein. Each Holder of such Series of VMTP Shares shall, no later than 30 days after receiving such request, notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Trust in making an extension request (a "Conditional Acceptance"). If any Holder of such Series of VMTP Shares fails to notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of the Trust's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If any Holder of the Outstanding VMTP Shares of a Series provides a Conditional Acceptance, then the Trust shall have 30 days thereafter to notify such Holder and each other Holder of such Series of VMTP Shares of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Trust's failure to notify the Holders of such Series of VMTP Shares within such 30-day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance. Each Holder of VMTP Shares of a relevant Series may grant or deny any request for an extension of the Term Redemption Date in its sole and absolute discretion.

(b)          Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i) Asset Coverage Mandatory Redemption. (A) If the Trust fails to comply with the Asset Coverage requirement as provided in Section 2.4(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(a) and such failure is not cured as of the Asset Coverage Cure Date other than as a result of the redemption

<40><41>
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
 required by this Section 2.5(b)(i), the Trust shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the Business Day next following such Asset Coverage Cure Date, cause a notice of redemption to be issued, and cause to be deposited Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in the case of any other Preferred Shares) in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, which, to the extent permitted by the 1940 Act and Massachusetts law, enable the Trust to meet the requirements of Section 2.5(b)(i)(B). The Trust shall allocate such redemption on a pro rata basis among different series of Preferred Shares (including the shares of each Series of VMTP Shares) based upon the proportion the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a "Pro Rata Allocation"). In the event that any VMTP Shares of a Series then Outstanding are to be redeemed pursuant to this Section 2.5(b)(i), the Trust shall redeem such shares, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(d)(vi)) (the "Mandatory Redemption Price").

                         (B)  On the Redemption Date for a redemption
 contemplated by Section 2.5(b)(i)(A), the Trust shall redeem at the Mandatory Redemption Price per share, out of funds legally available therefor under applicable law, such number of Preferred Shares (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Trust having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of VMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VMTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. The Trust shall effect such redemption on the date fixed by the Board of Trustees therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of VMTP Shares and other Preferred Shares which have been designated to be redeemed or the Trust otherwise is unable to effect such redemption on or prior to thirty
 (30) calendar days after such Asset Coverage Cure Date, the Trust shall (i) redeem those VMTP Shares and other Preferred Shares which it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such thirty (30) calendar day period on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VMTP Shares of a Series are to be redeemed pursuant to this Section 2.5(b)(i), the number of VMTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among

<42><43>
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
 the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

(ii) Effective Leverage Ratio Mandatory Redemption. (A) If (x) the Trust fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(c), (y) with respect to the Initial Series, the Trust fails to comply with the Effective Leverage Ratio requirement determined as set forth in Section 6.12 of the Purchase Agreement applicable to such Series if such requirement shall still be in effect in accordance with the terms of such Purchase Agreement, or (z) with respect to any other Series of VMTP Shares issued pursuant to this Statement, the Trust fails to comply with any additional requirements relating to the determination of the Effective Leverage Ratio requirement determined pursuant to the Purchase Agreement or Appendix applicable to such Series and, in any such case, such failure is not cured as of the close of business on the date that is seven Business Days following the Business Day on which such non-compliance is first determined (the "Effective Leverage Ratio Cure Date") other than as a result of the redemption or other actions required by this Section 2.5(b)(ii), the Trust shall not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date cause the Effective Leverage Ratio (determined in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Statement and under the related Appendix and Purchase Agreement or other purchase agreement for any applicable Series of VMTP Shares in respect of which the Effective Leverage Ratio is being determined) to not exceed the Effective Leverage Ratio required under Section 2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c)) as so determined, by (x) engaging in transactions involving or relating to any floating rate trust certificates not owned by the Trust and/or any residual floating rate trust certificates owned by the Trust, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, causing a notice of redemption to be issued fixing a redemption date, and causing to be deposited sufficient Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in the case of any other Preferred Shares) in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation, or (z) engaging in any combination, in the Trust's discretion, of the actions contemplated by clauses (x) and (y) of this sentence of Section 2.5(b)(ii)(A). In the event that any VMTP Shares of a Series are to be redeemed pursuant to clause (y) of the preceding sentence of this Section 2.5(b)(ii)(A), the Trust
 shall redeem such VMTP Shares at a price per          VMTP Share equal to the
 Mandatory Redemption Price.

                         (B) On the Redemption Date selected by the Trust for a redemption contemplated by clause (y) of the third to last sentence of Section 2.5(b)(ii)(A), which date shall not be later than thirty (30) calendar days after such Effective Leverage Ratio Cure Date, the Trust shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Trust is unable to redeem the required number of VMTP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of the third to last sentence of Section 2.5(b)(ii)(A) due to the unavailability of

<44><45>
 legally available funds on the applicable Redemption Date, the Trust shall
 (i) redeem those VMTP Shares and other Preferred Shares which it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VMTP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date following such Redemption Date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VMTP Shares of a Series are to be redeemed pursuant to clause (y) of the third to last sentence of Section 2.5(b)(ii)(A) , the number of VMTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable.

(c)               Optional Redemption.

(i) Subject to the provisions of Section 2.5(c)(ii) and Section 2.5(c)(iii), the Trust may, solely for purposes of decreasing the leverage of the Trust (except as specified in Section 2.5(c)(iv)), at its option on any Business Day (an "Optional Redemption Date") redeem in whole or from time to time in part the Outstanding VMTP Shares of any Series, out of funds legally available therefor under applicable law, at a redemption price per VMTP Share (the "Optional Redemption Price") equal to (x) the Liquidation Preference per VMTP Share of such Series plus (y) an amount equal to all unpaid dividends and other distributions on such VMTP Share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(d)(vi)).

(ii) If fewer than all of the outstanding VMTP Shares of a Series are to be redeemed pursuant to Section 2.5(c)(i), the shares of such Series to be redeemed shall be selected either (A) pro rata among the Holders of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VMTP Shares will be redeemed pursuant to this Section 2.5(c) from time to time.

(iii) The Trust may not on any date deliver a Notice of Redemption pursuant to Section 2.5(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.5(c) unless on such date the Trust has available Deposit Securities having a Market Value not less than the amount that will be due to Holders of VMTP Shares by reason of the redemption of such VMTP Shares on the Optional Redemption Date contemplated by such Notice of Redemption. Subject to Section 2.5(c)(iv), the Trust may not use proceeds from the issuance of senior securities (as the term is defined under the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff) in order to effect a redemption of VMTP Shares pursuant to Section 2.5(c)(i).

(iv) Notwithstanding the foregoing, solely during the period of 180 days immediately preceding the Term Redemption Date for VMTP Shares of a Series, the Trust may effect a redemption of all Outstanding VMTP Shares of such Series pursuant to Section

<46><47>

 2.5(c)(i) not for purposes of decreasing the leverage of the Trust and may use the proceeds from the issuance of senior securities in order to effect such redemption.

(d)          Procedures for Redemption.

(i) If the Trust shall elect or be required to redeem, in whole or in part, VMTP Shares of a Series pursuant to Section 2.5(a), (b) or (c), the Trust shall deliver a notice of redemption (the "Notice of Redemption"), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Trust, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty- five (45) calendar days and not less than fifteen
 (15) calendar days (or such shorter or longer notice period as specified in or as required to comply with Section 2.5(b)(i) and Section 2.5(b)(ii) or as may be consented to by all of the Holders) prior to the date, which shall be a Business Day, fixed for redemption in such Notice of Redemption (the "Redemption Date"). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of VMTP Shares to be redeemed; (C) the CUSIP number for VMTP Shares of such Series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the security certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that, except as expressly provided in this Statement, dividends on the VMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and
 (G) the provisions of this Statement under which such redemption is made. If fewer than all VMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VMTP Shares to be redeemed from such Holder and, if applicable, the method of determining such number. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Statement that such redemption is subject to one or more conditions precedent not otherwise expressly set forth herein and that the Trust shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Trust shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 11:00 a.m., New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Trust), the Trust shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the VMTP Shares to be redeemed on the Redemption Date and
 (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the VMTP Shares called for redemption on the Redemption Date. The Trust may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds. Notwithstanding the provisions of the preceding sentence, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Term Redemption Liquidity Account) shall be

<48><49>
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
 made no later than the 15th calendar day (or if such day is not a Business Day, the next succeeding Business Day) of the month prior to the month in which the Term Redemption Date occurs.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the VMTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such VMTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof, including Section 2.5(d)(vi), up to (but excluding) the applicable date of redemption of such VMTP Shares, which accumulated dividends shall be payable only as part of the applicable Redemption Price on the date of redemption of such VMTP Shares). The Trust shall be entitled to receive, promptly after the date of redemption of any VMTP Shares called for redemption on a Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of such VMTP Shares. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the date of redemption of any VMTP Shares called for redemption on a Redemption Date shall, to the extent permitted by law, be repaid to the Trust, after which the Holders of the VMTP Shares so called for redemption shall look only to the Trust for payment of the Redemption Price thereof. The Trust shall be entitled to receive, from time to time after the date of redemption of any VMTP Shares called for redemption on a Redemption Date, any interest on the Deposit Securities so deposited.

(iv) Notwithstanding the other provisions of this Section 2.5, except as otherwise required by law, the Trust shall not redeem any VMTP Shares or other series of Preferred Shares ranking on a parity with the VMTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding VMTP Shares and such other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Trust) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and sufficient Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in accordance with the terms of such other Preferred Shares) for the payment of such dividends and other distributions shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such VMTP Shares or other Preferred Shares in accordance with the terms of the VMTP Shares or other Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition by the Trust of Outstanding VMTP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VMTP Shares and/or any such other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(v) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Statement, and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption of VMTP Shares pursuant to Section 2.5(c), no Redemption Default shall be deemed to have occurred if the Trust shall fail to deposit in trust with the Redemption and Paying Agent

<50><51>
 the Redemption Price with respect to any such VMTP shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(vi) Notwithstanding anything to the contrary herein or in any Notice of Redemption, if the Trust shall not have redeemed on the applicable Redemption Date VMTP Shares for which a Notice of Redemption has been provided, the Holder of such VMTP Shares shall continue to be entitled to receive dividends on such VMTP Shares at the Dividend Rate, for the period from, and including, such Redemption Date through, but excluding, the date on which such VMTP Shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared, but without interest thereon), shall be included in the Redemption Price for such VMTP Shares.

(e) Redemption and Paying Agent as Trustee of Redemption Payments by Trust. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of VMTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of VMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Trust in accordance with the provisions of
 Section 2.5(d)(iii) above.

(f) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.5, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

(g) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.5, the Trust may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the VMTP Shares (other than the 15-day period for delivery of a Notice of Redemption), provided that such modification does not materially and adversely affect the Holders of the VMTP Shares or cause the Trust to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

2.6    Voting Rights.

(a) One Vote Per VMTP Share. Except as otherwise provided in the Declaration, this Statement, or as otherwise required by applicable law, (i) each Holder of VMTP Shares shall be entitled to one vote for each VMTP Share held by such Holder on each matter submitted to a vote of all shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including VMTP Shares, and Common Shares shall vote together as a single class; provided, however, that the Holders of outstanding Preferred Shares, including VMTP Shares, shall be entitled, as a class, to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust, each Preferred Share, including VMTP Shares, entitling the Holder thereof to one vote for each Preferred Share in

<52><53>
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
 respect to the election of either such trustee. Subject to Section 2.6(b), the Holders of outstanding Common Shares and Preferred Shares, including VMTP Shares, voting together as a single class, shall elect the balance of the trustees.

(b)          Voting For Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.6(b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including VMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including VMTP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A) if, at the close of business on any applicable dividend payment date, accumulated dividends (whether or not earned or declared) on any outstanding Preferred Share, including VMTP Shares, equal to at least two (2) full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B) if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.

       A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.6(b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.6(b)(i), the Trust shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) by delivering in such other manner and by such other means as are specified in the terms of such Preferred Shares a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than twenty (20) days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other manner or means as are described in clause
(ii)above. If the Trust fails to call such a special meeting, it may be called at the expense of the Trust by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of Holders of Preferred Shares held during a

<54><55>

 Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in Section 2.6(b)(i) on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Trust at the time of a special meeting of Holders of Preferred Shares to elect additional trustees in accordance with Section 2.6(b)(i) shall not be affected by the election at such meeting by the Holders of VMTP Shares and such other holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of VMTP Shares and such other holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.6(a) hereof and the remaining trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred Shares pursuant to Section 2.6(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.6(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.6(b)(i).

(c)          Holders of VMTP Shares to Vote on Certain Matters.

                   (i) Certain Amendments Requiring Approval of VMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any VMTP Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the VMTP Shares of all Series Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VMTP Shares or the Holders thereof; provided, however, that
(i)a change in the capitalization of the Trust in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VMTP Shares, and
(ii)a division of a VMTP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the VMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of a VMTP Share of any Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right or power of such VMTP Share or (ii) creates, alters or abolishes any right in respect of redemption of such VMTP Share (other than solely as a result of a division of a VMTP Share). So long as any VMTP Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the VMTP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

<56><57>

(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least "a majority of the outstanding Preferred Shares," including all VMTP Shares Outstanding at the time, voting as a separate class, shall be required (A) to approve any conversion of the Trust from a closed-end to an open-end investment company,
 (B) to approve any plan of reorganization (as such term is used in the 1940
 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act. For purposes of the foregoing, the vote of a "majority of the outstanding Preferred Shares" means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting or (ii) more than fifty percent (50%) of such shares, whichever is less.

(iii) Certain Amendments Requiring Approval of Specific Series of VMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any VMTP Shares of a Series are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the VMTP Shares of such Series Outstanding at the time, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the VMTP Shares of such Series or the Holders thereof set forth in such Appendix; provided, however, that (i) a change in the capitalization of the Trust in accordance with Section
 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VMTP Shares of such Series, and (ii) a division of a VMTP Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the VMTP Shares of such Series; and provided, further, that no amendment, alteration or repeal of (x) the obligation of the Trust to (i) pay the Term Redemption Price on the Term Redemption Date for a Series or (ii) accumulate dividends at the Dividend Rate (as set forth in this Statement and the applicable Appendix hereto) or adjust the basis for calculating the Dividend Rate (including converting the rate to a fixed rate, changing the Index Rate or changing the Applicable Spread) or (y) the provisions of the Appendix setting forth the Term Redemption Date or the Liquidation Preference for the VMTP Shares, in each case, for a Series, or the provisions of this Statement relating to the extension of the Term Redemption Date of a Series, shall be effected without, in each case, the prior unanimous vote or written consent of the Holders of such Series of VMTP Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a VMTP Share of a Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right or power of such VMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such VMTP Share.

(d) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration or this Statement, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such VMTP Shares other than those specifically set forth in this Section 2.6; provided, however, that nothing in this Statement or the Declaration shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of VMTP Shares of any Series that any action or inaction by the Trust shall require the consent or approval of such Holder or Designated Owner.

<58><59>

(e) No Preemptive Rights or Cumulative Voting. The Holders of VMTP Shares shall have no preemptive rights or rights to cumulative voting.

(f) Voting for Trustees Sole Remedy for Trust's Failure to Declare or Pay Dividends. In the event that the Trust fails to declare or pay any dividends on any Series of VMTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the VMTP Shares shall be the right to vote for trustees pursuant to the provisions of this Section
 2.6. Nothing in this Section 2.6(f) shall be deemed to affect the obligation of the Trust to accumulate and, if permitted by applicable law, the Declaration and this Statement, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof.

(g) Holders Entitled to Vote. For purposes of determining any rights of the Holders of VMTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of VMTP Shares shall be entitled to vote any VMTP Share and no VMTP Share shall be deemed to be Outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VMTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such VMTP Share shall have been deposited in trust with the Redemption and Paying Agent for that purpose. No VMTP Share held (legally or beneficially) or controlled by the Trust shall have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(h) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Designated Owner may in its discretion grant an irrevocable proxy with respect to the VMTP Shares.

2.7    Rating Agencies.

       The Trust shall use commercially reasonable efforts to cause at least two Rating Agencies to issue long-term credit ratings with respect to each Series of VMTP Shares for so long as such Series is Outstanding. The Trust shall use commercially reasonable efforts to comply with any applicable Rating Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of VMTP Shares so long as either (x) immediately following such termination, there would be at least two Rating Agencies with respect to such Series or (y) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such NRSRO shall have at the time of such replacement
 (i) published a rating for the VMTP Shares of such Series and (ii) entered into an agreement with the Trust to continue to publish such rating subject to such NRSRO's customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of VMTP Shares by notice to the Holders of the VMTP
 Shares.  The Rating Agency Guidelines of any

<60><61>

 Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any Holder of Preferred Shares, including any VMTP Shares, or Common Shares.

2.8    Issuance of Additional Preferred Shares.

       So long as any VMTP Shares are Outstanding, the Trust may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act (including, without limitation, Preferred Shares) ranking on a parity with VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Trust, in addition to then Outstanding Series of VMTP Shares, and authorize, issue and sell additional shares of any such series of a class of senior securities (including any Preferred Shares) then outstanding or so established and created, including additional Series of VMTP Shares, in each case in accordance with applicable law, provided that the Trust shall, immediately after giving effect to the issuance of senior securities representing stock and to its receipt and application of the proceeds thereof, including to the redemption of senior securities representing stock with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.4(b) hereof) of at least 225%.

2.9    Status of Redeemed or Repurchased VMTP Shares.

       VMTP Shares that at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

2.10 Distributions with Respect to Taxable Allocations. Subject to Section 2.2(a), Holders of VMTP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with applicable law, the Declaration and this Statement, additional dividends or other distributions payable in an amount or amounts equal to the aggregate Additional Amount Payment(s) as follows:

(a) Whenever the Trust intends or expects to include a Taxable Allocation in any dividend on the VMTP Shares, the Trust shall, subject to
      Section 2.10(b), (i) in addition to and in conjunction with the payment of such dividend, pay the Additional Amount Payment payable in respect of the Taxable Allocation included as part of such dividend and (ii) during any Allocation Notification Period (as defined below), notify the Redemption and Paying Agent of the fact that a Taxable Allocation will be so included not later than 14 calendar days preceding the first Rate Determination Date on which the Dividend Rate for such dividend is to be established. Whenever such advance notice (a "Notice of Taxable Allocation") is received from the Trust, the Redemption and Paying Agent will, in turn, provide notice thereof to each Holder and each Designated Owner or its Agent Member that has been identified to the Redemption and Paying Agent. With respect to a Rate Period for which a Notice of Taxable Allocation is given, the Trust will, to the extent practicable, include a Taxable Allocation in each of the dividends in such Rate Period so that each such dividend is considered to include ordinary income, capital gains and/or exempt-interest income in the same relative proportions. For purposes of the foregoing, an "Allocation Notification Period" shall begin when the Trust receives a

<62><63>
      written notice from the Initial Purchaser that the Initial Purchaser has transferred VMTP Shares to a tender option bond trust and shall end when the Trust receives a written notice from the Initial Purchaser that such tender option bond trust has been terminated.

(b) If the Trust determines that a Taxable Allocation must be included in a dividend on the VMTP Shares but it is not practicable to pay any required Additional Amount Payments concurrently with such dividend pursuant to Section 2.10(a), then the Trust shall pay such Additional Amount Payment as soon as practicable and without reference to any regular Dividend Payment Date, but in any event prior to the end of the calendar year in which such dividend is paid. Similarly, during any Allocation Notification Period, if the Trust determines that a Taxable Allocation must be included in a dividend on the VMTP shares but it is not practicable to comply with the prior notice requirements in Section 2.10(a), then the Trust shall provide notice thereof to the Redemption and Paying Agent as soon as practicable, but in any event prior to the end of the calendar year in which such dividend is paid. Whenever such notice is received from the Trust, the Redemption and Paying Agent will, in turn, provide notice thereof to each Holder and each Designated Owner or its Agent Member that has been identified to the Redemption and Paying Agent. For the avoidance of doubt, this Section 2.10(b) is not intended to excuse the Trust's obligations under Section 2.10(a), but rather to provide a mechanism for paying applicable Additional Amount Payments and providing notice thereof under circumstances in which the Trust may not become aware of the need to include a Taxable Allocation in a dividend until it is not practicable to comply fully with Section 2.10(a).

(c) The Trust shall not be required to make Additional Amount Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Trust. The Trust will promptly give notice to the Redemption and Paying Agent of any such determination, with instructions to forward such notice to each Holder of affected VMTP Shares of a Series during the affected periods at such Holder's address as the same appears or last appeared on the record books of the Trust.

2.11   Term Redemption Liquidity Account and Liquidity Requirement.

(a) On or prior to the Liquidity Account Initial Date with respect to any Series of VMTP Shares, the Trust shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Trust (the "Term Redemption Liquidity Account") Liquidity Account Investments with a Market Value equal to at least One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series. The "Term Redemption Amount" for any Series of VMTP Shares shall be equal to the Term Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for a Series of VMTP

<64><65>

 Shares as of the close of business on any Business Day is less than One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series, then the Trust shall cause the Custodian and the Adviser to take all such necessary actions, including segregating additional assets of the Trust as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Trust segregated as Liquidity Account Investments with respect to a Series of VMTP Shares, the Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Trust segregated as Liquidity Account Investments in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series and (ii) the Deposit Securities included in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.11(b) below with respect to such Series for such date.
 The Trust shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption Liquidity Account for any Series of VMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees.

(b) The Market Value of the Deposit Securities held in the Term Redemption Liquidity Account for a Series of VMTP Shares, from and after the 15th day of the calendar month (or, if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date for such Series occurs, in each case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the "Liquidity Requirement"), but in all cases subject to the provisions of Section 2.11(c) below:

   Number of Months Preceding Month of Term Redemption       Market Value of Deposit Securities as Percentage of Term Redemption
                         Date                                                              Amount
                           5                                                                20%
                           4                                                                40%
                           3                                                                60%
                           2                                                                80%
                           1                                                               100%


(c) If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such

<66><67>

 Business Day, then the Trust shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(d) The Deposit Securities included in the Term Redemption Liquidity Account for a Series of VMTP Shares may be applied by the Trust, in its discretion, towards payment of the Term Redemption Price for such Series as contemplated by Section 2.5(d). Upon the deposit by the Trust with the Redemption and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VMTP Shares of a Series on the Term Redemption Date for such Series in accordance with Section 2.5(d)(ii), the requirement of the Trust to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.11 shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date for a Series of VMTP Shares pursuant to Section 2.5(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix relating to such Series, and the requirement of the Trust to maintain the Term Redemption Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.

2.12   Global Shares.

       Unless the Board of Trustees determines otherwise, the VMTP Shares will be issued in book-entry form as global securities. Such global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of Cede & Co., its nominee.
 Beneficial interests in the global securities will be held only through the Depositary Trust Company and any of its participants.
2.13   Notice.

       All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by other Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.13 shall be deemed given on the date received.

2.14   Termination.

       In the event that no VMTP Shares of a Series are Outstanding, all rights and preferences of the VMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Statement with respect to such Series shall terminate, other than in respect of the payment of and the right to receive the Redemption Price in accordance with Section 2.5 of this Statement.

2.15   Appendices.

       The designation of each Series of VMTP Shares shall be set forth in an Appendix to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder

<68><69>
 approval (except as otherwise provided by this Statement or required by applicable law) (1) amend the Appendix to this Statement relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and
 (2) add additional Series of VMTP Shares by including a new Appendix to this Statement relating to such Series.

2.16   Actions on Other than Business Days.

       Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.17   Modification.

       To the extent permitted by applicable law, the Board of Trustees, without the vote of the Holders of VMTP Shares or any other outstanding shares issued by the Trust, may interpret or amend the provisions of this Statement or any Appendix hereto to resolve any inconsistency or ambiguity or to remedy any defect in connection therewith, in each case above, so long as any such interpretation or amendment does not materially and adversely affect any preference, right or power of the VMTP Shares or the Holders or Designated Owners thereof, and, in addition to amendments permitted by Sections 2.5(g) and 2.6(c) hereof, may amend this Statement with respect to any Series of VMTP Shares prior to the issuance of VMTP Shares of such Series.

2.18   Transfers.

(a) A Designated Owner or Holder of any VMTP Shares of any Series may sell, transfer or otherwise dispose of VMTP Shares only in whole shares and only to (i) Persons that such Designated Owner or Holder reasonably believes are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are banks, insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that such Designated Owner or Holder reasonably believes are "qualified institutional buyers" (as defined in and in accordance with Rule 144A under the Securities Act or any successor provision) that are banks, insurance companies, or registered open-end management investment companies (or, in the case of a tender option bond trust in which an affiliate of such Holder or Designated Owner retains a residual interest, such affiliate of such Holder or Designated Owner, but only to the extent expressly provided for in any applicable Purchase Agreement), or (iii) other investors with the prior written consent of the Trust. The restrictions on transfer contained in this Section 2.18(a) shall not apply to any VMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such VMTP Shares.

<70><71>

(b)          If at any time the Trust is not furnishing information pursuant to
 Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Trust shall furnish, or cause to be furnished, to holders of VMTP Shares and prospective purchasers of VMTP Shares, upon request, information with respect to the Trust satisfying the requirements of subsection (d)(4) of Rule 144A.

2.19   No Additional Rights.

       Unless otherwise required by law or the Declaration, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights with respect to such VMTP Shares other than those specifically set forth in this Statement; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Trust (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of VMTP Shares of any Series with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Trust.
2.20   Personal Liability.

       A copy of the Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts. The Declaration provides that the term "Trustees" refers to the trustees under the Declaration collectively as trustees, but not as individuals or personally; and notice is hereby given that no trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

                        [Signature Page Begins on the Following Page]

       IN WITNESS WHEREOF, MFS Municipal Income Trust has caused this Statement to be signed on March 24, 2016 in its name and on its behalf by a duly authorized officer. Said officer of the Trust has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Trust or shareholders of the Tmst, individually, but are binding only upon the assets and property of the Tmst.



                                     MFS MUNICIPAL INCOME TRUST


                                     Title:Deputy Treasurer
































                     [Signature Page to the Statement Establishing and Fixing
                       the Rights and Preferences of Variable Rate Municipal Term Preferred Shares]
                                                                     APPENDIX A

                           MFS MUNICIPAL INCOME TRUST

           VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES, SERIES 2016/9

              Preliminary Statement and Incorporation By Reference

       This Appendix establishes a Series of Variable Rate Municipal Term Preferred Shares of MFS Municipal Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Municipal Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares" dated September 17, 2012 (the "VMTP Statement"). This Appendix has been adopted by resolution of the Board of Trustees of MFS Municipal Income Trust. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the VMTP Statement.

 Section 1.  Designation as to Series.

       Variable Rate Municipal Term Preferred Shares, Series 2016/9: A series of 4,259 Preferred Shares classified as Variable Rate Municipal Term Preferred Shares is hereby designated as the "Variable Rate Municipal Term Preferred Shares, Series 2016/9" (the "Series 2016/9 VMTP Shares"). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the By-laws and the VMTP Statement (except as the VMTP Statement may be expressly modified by this Appendix), as are set forth in this Appendix
A.The Series 2016/9 VMTP Shares shall constitute a separate series of Preferred
 Shares and of the Variable Rate Municipal Term Preferred Shares and each Series 2016/9 VMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2016/9 VMTP Shares:

 Section 2.  Number of Authorized Shares of Series.

       The number of authorized shares is 4,259.

 Section 3.  Date of Original Issue with respect to Series.

       The Date of Original Issue is September 17, 2012. Section 4.Liquidation

 Preference Applicable to Series.

       The Liquidation Preference is $25,000.00

 per share. Section 5.

 Term Redemption Date Applicable to Series.

       The Term Redemption Date is September 30,
 2016, subject to extension pursuant to Section
 2.5(a) of the VMTP Statement.
 Section 6.  Dividend Payment Dates Applicable to Series.

       The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period.

       The initial Dividend Payment Date shall be October 1, 2012. Section 7.

 Liquidity Account Initial Date Applicable to Series.

       The Liquidity Account Initial Date is March 30,
 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VMTP Statement or, if such date is not a Business Day, the Business Day immediately preceding such date.

 Section 8.  Exceptions to Certain Definitions Applicable to the Series.

       The following definitions contained under the heading "Definitions" in the VMTP Statement are hereby amended as follows:

       Not applicable.

 Section 9.  Additional Definitions Applicable to the Series.

       The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

       "Dividend Period" means, with respect to the Series 2016/9 VMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including September 30, 2012 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

 Section 10. Amendments to Terms of VMTP Shares Applicable to the Series.

       The following provisions contained under the heading "Terms of the VMTP Shares" in the VMTP Statement are hereby amended as follows:

       Not applicable.

 Section 11. Fitch Municipal Issuer Diversification Guidelines.

       So long as Fitch is a designated Rating Agency for the Series 2016/9 VMTP Shares, the Trust intends to comply with Fitch's municipal issuer diversification guidelines.


                            [Signature page follows.]

<72>

       IN WITNESS WHEREOF, MFS Municipal Income Trust has caused this Appendix to be signed on September 17, 2012 in its name and on its behalf by a duly authorized officer.



                                     MFS MUNICIPAL INCOME TRUST



                                     By:    /s/ Susan S. Newton

                                          Name: Susan S. Newton





































                      [Signature Page to Appendix A Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares]
                                                                     APPENDIX B

                           MFS MUNICIPAL INCOME TRUST

           VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES, SERIES 2019/3

              Preliminary Statement and Incorporation By Reference

       This Appendix establishes a Series of Variable Rate Municipal Term Preferred Shares of MFS Municipal Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Municipal Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares" dated September 17, 2012, as amended March 24, 2016 (as amended, supplemented or otherwise modified, the "VMTP Statement"). This Appendix has been adopted by resolution of the Board of Trustees of MFS Municipal Income Trust. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the VMTP Statement.

 Section 1.  Designation as to Series.

       Variable Rate Municipal Term Preferred Shares, Series 2019/3: A series of 4,550 Preferred Shares classified as Variable Rate Municipal Term Preferred Shares is hereby designated as the "Variable Rate Municipal Term Preferred Shares, Series 2019/3" (the "Series 2019/3 VMTP Shares"). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the By-laws and the VMTP Statement (except as the VMTP Statement may be expressly modified by this Appendix), as are set forth in this Appendix
B.The Series 2019/3 VMTP Shares shall constitute a separate series of Preferred
 Shares and of the Variable Rate Municipal Term Preferred Shares and each Series 2019/3 VMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2019/3 VMTP Shares:

 Section 2.  Number of Authorized Shares of Series.

       The number of authorized shares is4,550.

 Section 3.  Date of Original Issue with respect to Series.

   The Date of Original Issue is March 24, 2016.

 Section 4. Liquidation Preference Applicable to
                     Series.

       The Liquidation Preference is $25,000.00 per share.

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

 Section 5.  Term Redemption Date Applicable to Series.

       The Term Redemption Date is April 1, 2019, subject to extension pursuant to Section 2.5(a) of the VMTP Statement.

 Section 6.  Dividend Payment Dates Applicable to Series.

       The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period.

       The initial Dividend Payment Date shall be April 1, 2016. Section 7.

 Liquidity Account Initial Date Applicable to Series.

       The Liquidity Account Initial Date is September
 28, 2018 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VMTP Statement or, if such date is not a Business Day, the Business Day immediately preceding such date.

 Section 8.  Exceptions to Certain Definitions Applicable to the Series.

       The following definitions contained under the heading "Definitions" in the VMTP Statement are hereby amended as follows with respect to the Series 2019/3 VMTP Shares:

       Not applicable.

 Section 9.  Additional Definitions Applicable to the Series.

       The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

       "Dividend Period" means, with respect to the Series 2019/3 VMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including March 31, 2016 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

 Section 10. Amendments to Terms of VMTP Shares Applicable to the Series.

       The following provisions contained under the heading "Terms of the VMTP Shares" in the VMTP Statement are hereby amended as follows:

       Not applicable.

 Section 11. Fitch Municipal Issuer Diversification Guidelines.

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

       So long as Fitch is a designated Rating Agency for the Series 2019/3 VMTP Shares, the Trust intends to comply with Fitch's municipal issuer diversification guidelines.


                            [Signature page follows.]

       IN WITNESS WHEREOF, MFS Municipal Income Trust has caused this Appendix to be signed on March 24, 2016 in its name and on its behalf by a duly authorized officer.



                                     MFS MUNICIPAL INCOME TRUST
                                     By: NB:&:
                                         Title: Deputy Treasurer





































                     [Signature Page to Appendix B Establishing and Fixing the
                       Rights and Preferences of Variable Rate Municipal Term Preferred Shares]

Endnotes

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